Exhibit 10.4

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made on 17 June 2024.

BETWEEN :-

(1)	LILIN HU, a Chinese national whose address is at 803A, Axis 2, Silicon Oasis, Dubai, United Arab Emirates (the “Seller”); and

(2)	UH CRAFT I LTD, a company incorporated in the British Virgin Islands with company number 2141344 whose registered address is at Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands (the “Purchaser”).

(The Purchaser and the Seller will be collectively referred to as the “Parties” and individually as the “Party”)

This Agreement sets forth the terms and conditions upon which the Seller is selling to the Purchaser and the Purchaser is purchasing from the Seller 100% ownership of U Fox Travel Limited, a company registered in United Arab Emirates (license no MC-12975) (the “Company”), constituted by one hundred shares of the Company (hereinafter referred to as the “Shares”) in the aggregate amount of AED 100,000, being 100% of the share capital of the Company.

In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

1.	SALE OF THE SHARES

1.01	Shares being Sold. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase the Shares from the Seller and the Seller agrees to sell the Shares to the Purchaser.

1.02	Purchase Price. The Parties have agreed that the aggregate purchase price shall be the sum equivalent to the net asset value of the Company as at Closing, as appeared on the audited financial statements of the Company described in Section 6.02, to be paid in the following manner :-

(1)	The initial purchase price shall be $10,000 (Ten Thousand USD), payable upon Closing.

(2)	The balance of the purchase price payable within seven (7) business days upon provision of the audited financial statements of the Company as described in Section 6.02.

1.03	Transfer of Shares. The Seller will transfer the Shares to the Purchaser at the Closing.

1.04	Accounts. The book of accounts of the Company will be maintained by the Purchaser upon Closing.

1.05	Composition of Board of Directors. Upon Closing, the board of directors of the Company shall be appointed by the Purchaser.

1.06	Closing. The closing of the transactions (the “Closing”) shall take place simultaneously upon the signing of this Share Purchase Agreement.

1.07	Delivery by the Seller. The Seller shall deliver the Shares to the Purchaser at closing of proposed transaction, as described in Section 1.03 above. The Trade License of the Company shall without delay be registered to have 100% share capital in the name of the Purchaser.

1.08	Voting. Pending registration of the transfers of the Shares, the Seller undertakes to exercise all voting and other rights attaching to the Shares as directed by the Purchaser and on request to appoint such person as the Buyer may nominate as the Seller’s proxy or attorney to exercise such rights.

2.	RELATED TRANSACTIONS

2.01	Finders. The Seller and the Purchaser acknowledge, respectively, that there were no finders with respect to the transaction contemplated herein that either is obligated to.

3.	REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller hereby represents and warrants as follows:

3.01	The Shares. Immediately prior to and at the Closing, the Seller shall be the legal and beneficial owner of the Shares, being the entire outstanding shares of the Company and on the Closing, the Seller shall transfer to the Purchaser the Shares, free and clear of all liens, restrictions, encumbrances, covenants or adverse claims of any kind or character.

3.02	Authority. The Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transaction contemplated in this Agreement in accordance with Clause 1.06.

3.03	Adverse Effect. To the best of the knowledge, information, and belief of the Seller there are no circumstances that may result in any material adverse effect to the Company or the value of the Shares that are now in existence or may hereafter arise.

3.04	Fully Diluted; No Preemptive Rights. The Seller does not now, nor will it prior to or on the Closing, own, either directly or indirectly, or exercise direction or control over any common shares or preferred shares of the Company other than the Shares to be sold to the Purchaser. No person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement, or option to require the Company to issue any shares in its capital or to convert any securities of the Company or of any other company into shares in the capital of the Company. There are no pre-emptive rights in favor of any person to purchase shares of the Company’s capital stock.

3.05	Title to Assets. The Company has good and marketable title to all of its assets, and such assets are free and clear of any financial encumbrances.

3.06	Cooperation. The Seller agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement.

3.07	Claims. There are no claims threatened or against or affecting the Company nor are there any actions, suits, judgments, proceedings, or investigations pending or, threatened against or affecting the Company, at law or in equity, before or by any Court, administrative agency or other tribunal or any governmental authority or any legal basis for same.

3.08	No Violation. The execution and delivery of this Agreement by the Seller, and the consummation of the transactions contemplated hereby have been duly authorized. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Seller is a party or by which the Seller is bound.

3.09	Indebtedness. the Seller is not indebted to the Company and the Company is not indebted to the Seller.

3.10	Disclosure. Seller represents and warrants that it has provided the Purchaser the documents of due diligence requested by Purchaser as part of the fair disclosure and further agrees all material facts, information and documents related the Company and its securities must be disclosed to the Purchaser regardless of whatsoever reasons including the domestic and international judicial proceedings the company is party to. No representation or warranty by the Seller contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Purchaser pursuant to the due diligence provisions hereof or in connection with the transaction contemplated in this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser with all proper information as to the Company and its affairs.

4.	REPRESENTATIONS AND WARRANTIES BY PURCHASER

The Purchaser hereby represents and warrants as follows:

4.01	Authority; No Violation. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby by Purchaser has been duly authorized. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which any of the individual Purchaser is a party or by which any of the individual Purchaser is bound.

4.02	Representations Regarding the Acquisition of the Shares.

(a)	The Purchaser understands the speculative nature and the risks of investments associated with the Company and confirms that it can bear the risk of the investment.

(b)	The Purchaser has had the opportunity to ask questions and receive information and documents of the Seller and the related sale transaction and receive additional information about the company the Company or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any such purchase. Further, the Purchaser has been given an opportunity to question the Seller and receive related documentation to the purchase.

(c)	In evaluating the merits of the purchase of the Shares, the Purchaser has relied solely on his, her or its own investigation concerning the Company and has not relied upon any representations provided by the Seller.

5.	SURVIVAL OF REPRESENTATIONS

5.01	Survival of Representations. All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party until payment of the balance of the purchase price as described in Clause 1.02(2).

6.	ADDITIONAL CONDITIONS TO CLOSING

6.01	Obligation of Purchaser to Close. The Purchaser shall not be obligated to close this transaction when, unless otherwise being waived by the Purchaser:

(a)	The Purchaser is satisfied, following reasonable investigation, that all the representations of Seller as of the date of execution of this Agreement and as of the date of Closing under this Agreement are true and correct in all material respects.

(b)	The Purchaser has received to its reasonable satisfactory documentation that the Company’s board of directors has approved of the sale of the Shares.

(c)	The Purchaser has received to its reasonable satisfaction a legal opinion from Seller’s legal counsel that the sale of the Shares of the Company is valid, legal, and enforceable and free from any liens, encumbrances, judicial enforcements, and charges.

(d)	The Purchaser has received a certificate of good standing for the Company.

(e)	The Purchaser has received document from the Seller listing all known material facts, risks, assessments, actions, deficiencies, or legacy issues of the Company which has a detrimental effect of over $50,000 (Fifty Thousand USD).

(f)	The Purchaser has received document from the Seller listing all domestic and international judicial proceedings of the Company.

(g)	The Purchaser has received confirmation that all corporate approvals are in place to appoint board seats, as provided in Section 1.05 of this Agreement.

6.02	Audited Financial Statements. The Seller undertakes that it will make available after execution of this Agreement and no later than 60 calendar days after Closing, audited financial statements of the Company by a third party independent auditor for period from the latest date on which the audited financial statements of the Company are made up of up to the date of Closing.

6.03	Obligation of Seller to Close. The Seller shall be obligated to close this transaction unless it is not satisfied, following reasonable investigation, that all the representations of the Purchaser as of the date of execution of this Agreement and as of the date of Closing under this Agreement are true and correct in all material respects.

7.	OTHER COVENANTS

7.01	Full Control. The current management team for the Company will continue to operate, and full operational control will be retained by existing shareholders/management unless the board of directors of the Company (which shall consist of the person appointed by the Purchaser under Section 1.05) determines otherwise.

8.	CLOSING DELIVERABLES BY THE SELLER

8.01	Deliverables by the Seller. Upon the closing as described in Section 1.03, the Seller shall deliver to Purchaser the following, in form and substance reasonably satisfactory to the Purchaser:

(a)	Certificates representing the Shares for a 100% ownership in the Company, together with any share powers endorsed in blank and in proper form required for their transfer and accompanied by all requisite share transfer stamps and such other instruments of transfer, conveyance and assignment as required by Purchaser, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

(b)	The statutory books, minute books and share certificate books of the Company (duly written up to date as at immediately prior to Closing), their respective common seals (where relevant), certificates of incorporation, commercial and trade licences and constitutional documents.

(c)	Resignation and appointment of the Board of Directors of the Company as described in Section 1.05.

9.	MISCELLANEOUS

9.01	Expenses. Each of the parties shall bear its own expenses incurred in conjunction with the Closing hereunder. Notwithstanding, the information required for the audit for the Company as described in Clause 6.02 will be the sole responsibility of the Seller but the expense incurred therein will be borne by the Purchaser. Additionally, in the event of a material default by either Seller or Purchaser, the defaulting party agrees to pay the fees incurred by the non-defaulting party, which will pay for the costs of third-party independent legal advisors and legal representations borne by the non-defaulting party for this transaction.

9.02	Further Assurances. From time to time, at the request of the Purchaser and without further consideration, the Seller shall execute and transfer such documents and take such action as the Purchaser may reasonably request to effectively consummate the transactions herein contemplated.

9.03	Survival. The representations and warranties of the Seller and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Purchaser. The Seller agrees to indemnify and hold harmless the Purchaser and all their officers, directors, employees and agents for loss or damage arising because of or related to any breach or alleged breach by the Company or Seller of any of their respective representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement.. The total liability for all claims made against the Seller under this Clause shall not exceed the purchase price.

9.04	Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

9.05	Prior Agreements; Amendments. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

9.06	Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

9.07	Confidentiality. Each party hereby agrees that all information provided by the other party and identified as “confidential” will be treated as such, and the receiving Party, affiliates, associates, representatives, agents, directors, employees, managers, shareholders, and other parties associated with the receiving Party shall not make any use of such information other than with respect to this Agreement. If the Agreement shall be terminated, each party shall return to the other all such confidential information in their possession or will certify to the other party that all such confidential information that has not been returned has been destroyed.

9.08	Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) to the parties at their address specified on the signature page hereto, with a copy sent as indicated on the signature page.

9.09	Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.10	Applicable Law. Any dispute, difference, controversy, or claim arising out of or in connection with this contract, including (but not limited to) any question regarding its existence, validity, interpretation, performance, discharge, and applicable remedies, shall be governed by laws of the Abu Dhabi Masdar City Free Zone and subject to the exclusive jurisdiction of the courts of the Abu Dhabi Masdar City Free Zone. Each of the parties hereby knowingly, voluntarily, and intentionally waives the right such party may have to a trial by jury in respect of any litigation based hereon or arising out of, under, or in connection with this agreement or any course of conduct, course of dealing, statements (whether verbal or written), or actions of any party. This provision is a material inducement for the parties’ acceptance of this agreement.

9.11	Survival of Provisions. If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement. All other covenants and provisions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

9.12	Specific Performance. The Company and the Seller agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable, and difficult of proof, and further agree that such breach may cause the Purchaser irreparable harm. Accordingly, the Parties hereto agree that the Purchaser may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, the Purchaser shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and the Seller further agree that the Purchaser shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions, and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the date first above.

Seller: LILIN HU

/s/ Lilin Hu

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the date first above.

Purchaser: UH CRAFT I LTD

By:	/s/ Yuran Yin
	Name:	Yin Yuran
	Title:	Director